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                                                                  EXHIBIT (a)(8)

FOR IMMEDIATE RELEASE                           Contact: James G. Clark
                                                         EVP and CFO
                                                         (858) 617-6080
                                                         jim.clark@edlending.com

                     EDUCATION LENDING GROUP, INC. ANNOUNCES
                         COMMENCEMENT OF EXCHANGE OFFER
                        OF COMMON STOCK FOR COMMON STOCK


San Diego, CA. - August 11, 2003 - Education Lending Group, Inc., (NASDAQ:EDLG) announced today the commencement of its offering to exchange one share of Education Lending Group common stock, par value $.001 per share, registered with the Securities and Exchange Commission for each share of Education Lending Group's outstanding common stock, par value $.001 per share. The exchange offer will expire at 5:00 p.m., Eastern Standard Time on September 22, 2003.

The offered common stock is identical to the Company's outstanding common stock, except that all of the shares of common stock offered in the exchange have been registered with the Securities and Exchange Commission by a Registration Statement on Form S-4 filed on August 7, 2003.

                                      * * *

In connection with the exchange offer, Education Lending Group has filed a registration statement, prospectus and other documents with the Securities and Exchange Commission. Education Lending Group expects to mail the prospectus and other related documents to its stockholders and other security holders on or about August 11, 2003. The Company urges investors and stockholders to read the prospectus carefully. The prospectus contains important information about the exchange offer, Education Lending Group and related matters. Investors and stockholders will be able to obtain free copies of the registration statement, the prospectus and related documents as well as other filings made by Education Lending Group with the Securities and Exchange Commission through the website maintained by the Commission at http://www.sec.gov. Free copies of the prospectus may also be obtained by directing a request to Interwest Transfer Co., Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117 or to Education Lending Group at 12760 High Bluff Drive, Suite 210, San Diego, California 92130 Attention: Douglas L. Feist.

Education Lending Group, its directors, officers and certain other employees may make solicitations with respect to the exchange offer. This solicitation may be made by telephone, facsimile or in person, and such directors, officers or employees will not be compensated for such solicitation.

About Education Lending Group, Inc.

Education Lending Group, Inc., markets products, services and solutions to the Federal Guaranteed Student Loan Industry. Education Lending Group, Inc. is a full service provider of financial aid products to students, parents and schools. This includes, but is not limited to, student financial aid counseling, debt management, loan origination, loan servicing management, and secondary market loan acquisition services. For more information, visit us at www.educationlendinggroup.com.

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This press release may include forward-looking statements within the meaning of
Section 7A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on the Company's current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us and the Company's affiliate companies, that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those identified in the Company's Securities and Exchange Commission filings, including the Company's 2002 Annual Report on Form 10-KSB, filed on March 31, 2003. The discussion should be read in conjunction with the Company's Financial Statements and related Notes thereto included in the Company's Form 10-KSB and Form 10-QSB filings.